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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of First Data Corporation pertaining to the First Data Corporation Supplemental Savings Plan of our report dated February 5, 1996, with respect to the consolidated financial statements and schedule of First Data Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

                                                               Ernst & Young LLP

New York, New York
July 25, 1996